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COLUMBIA INSURANCE CORPORATION LTD.
INTERIM REPORT RULE 24              FILE NO. 70-8905                  EXHIBIT 4
ALL-RISK/Gl/AL PREMIUM ALLOCATION FOR THE PERIOD 7/1/01-12/31/01

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
                    LEAD-IN               PAID
POLICY              LOSS                LOSSES    OSLR at    IBNR at TOTAL           TOTAL
YEAR                RESERVES         IN PERIOD   12/31/01   12/31/01 RESERVE         INCURRED

Allocated Premium Amount:             2,580,000  2,800,000  5,380,000

Actual Premium Amount:                2,580,000  2,800,000  5,380,000
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Weighting Factors

Exposure    80.00%

Loss        20.00%

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
                                                                            PROPERTY          GL/AL
                                                                          EXPOSURE/LOSS   EXPOSURE/LOSS     SELECTED
                                                                            ALLOCATION      ALLOCATION        W/AVG
CODE       OPERATING COMPANY                                                 FACTOR          FACTOR         PREMIUM
-------------------------------------------------------------------------------------------------------------------
CKY                  Columbia Gas of Kentucky, Inc.                             0.15%           2.00%        59,870
CMD                  Columbia Gas of Maryland, Inc.                             0.05%           0.48%        14,730
COH                  Columbia Gas of Ohio, Inc.                                 1.76%          16.55%       508,808
COS                  Columbia Gas of Virginia                                   0.30%           3.07%        93,700
CPA                  Columbia Gas of  Pennsylvania                              0.45%           6.31%       188,290
TCO                  Columbia Gas Transmission Corp                            28.01%          16.94%     1,196,978
CGT                  Columbia Gulf Transmission Co                              8.02%           3.32%       299,876
CNR                  Columbia Energy Resources, Inc.                            0.02%           1.21%        34,396
CES                  Columbia Energy Services                                   0.00%           0.00%             -
PLP                  Columbia Propane Corporation LP                            0.00%           0.00%             -
CPC                  Columbia Propane Corporation                               1.11%           0.08%        30,878
PET                  Columbia Petroleum Corporation                             0.00%           0.00%             -
CLG                  Columbia LNG Corporation                                   0.00%           0.00%             -
CNS                  Columbia Network Services                                  0.00%           0.08%         2,240
CAT                  Columbia Atlantic Trading Corporation                      0.00%           0.08%         2,240
CPL                  Columbia Pipeline Corp                                     0.00%           0.08%         2,240
CFC                  Columbia Finance Corp                                      0.00%           0.08%         2,240
CEC                  Columbia Electric Corporation                              0.00%           0.08%         2,240
CS                   Columbia Energy Group Service                              0.00%           0.08%         2,240
CG                   Columbia Energy Group - Parent                             0.00%           0.08%         2,240
TCC                  Columbia Energy Group Capital                              0.00%           0.08%         2,240
CTC                  Columbia Transmission Comm Co                              0.84%           0.00%        21,672
CTL                  Columbia Transcom                                          0.00%           0.08%         2,240
CNS                  Columbia Microwave                                         0.13%           0.00%         3,354
NCS                  NiSource Corporate Services                                0.67%           1.93%        71,326
NSI                  NiSource Inc.                                              0.00%           0.08%         2,240
NIP                  NIPSCO - Electric Merchant                                31.58%          11.78%     1,144,604
NIP                  NIPSCO - Electric Distribution                             8.77%           5.79%       388,386
NIP                  NIPSCO - Gas Distribution                                  6.10%          16.65%       623,580
NDC                  NiSource Development                                       0.23%           0.08%         8,174
NES                  NI Energy Services                                         0.00%           0.08%         2,240
NET                  NiSource Energy Technologies                               0.00%           0.08%         2,240
KGF                  Kokomo Gas                                                 0.16%           0.85%        27,928
NIF                  NO. IN. Fuel & Light                                       0.03%           0.92%        26,534
BSG                  Bay State Gas                                              1.09%          10.02%       308,682
NPG                  NiSource Pipeline Group                                    0.08%           0.43%        14,104
EUS                  Energy USA                                                 0.21%           0.33%        14,658
PEI                  Primary Energy                                             5.84%           0.30%       159,072
IWC                  IWC Resource                                               4.40%           0.00%       113,520
                                                                      ----------------------------------------------
                                                                              100.00%         100.00%     5,380,000
                                                                      ==============================================
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